ALLIANCEBERNSTEIN TRUST

             AMENDMENT NO. 5 TO AGREEMENT AND DECLARATION OF TRUST

The undersigned, being at least a majority of the duly elected and qualified Trustees of The AllianceBernstein Trust (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Agreement and Declaration of Trust dated December 12, 2000, as amended (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of
Massachusetts:

Section 6 of Article III of the Declaration of Trust is hereby amended to change the name of the "AllianceBernstein Small/Mid Cap Value Fund" to the "AllianceBernstein Discovery Value Fund".

This instrument shall become effective upon its execution. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have signed these presents as of the date set forth below.


/s/ John H. Dobkin                                        August 2, 2012
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John H. Dobkin

/s/ Michael J. Downey                                     August 2, 2012
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Michael J. Downey

/s/ William H. Foulk, Jr.                                 August 2, 2012
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William H. Foulk, Jr.

/s/ D. James Guzy                                         August 2, 2012
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D. James Guzy

/s/ Robert M. Keith                                       August 2, 2012
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Robert M. Keith

/s/ Nancy P. Jacklin                                      August 2, 2012
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Nancy P. Jacklin

/s/ Garry L. Moody                                        August 2, 2012
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Garry L. Moody

/s/ Marshall C. Turner, Jr.                               August 2, 2012
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Marshall C. Turner, Jr.

/s/ Earl D. Weiner                                        August 2, 2012
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Earl D. Weiner